UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 29, 2004

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue, 21st Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 609-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 29, 2004, the board of directors of LivePerson, Inc. (the “Company”), acting pursuant to authority granted by the Company’s Fourth Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, as amended, increased the size of the board from five to six persons, and appointed William Wesemann as a Class I director to fill the newly created directorship. As a Class I director, Mr. Wesemann’s term of office will expire at the Company’s 2007 Annual Meeting of Stockholders.

The board also appointed Mr. Wesemann to the board’s compensation committee.

There is no arrangement or understanding between Mr. Wesemann and other persons pursuant to which Mr. Wesemann was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVEPERSON, INC.
(Registrant)

December 3, 2004	/s/ TIMOTHY E. BIXBY
Date	Timothy E. Bixby President, Chief Financial Officer and Secretary